UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 12, 2008

SUNPOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51593	94-3008969
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)
3939 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 240-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.03. Material Modification to Rights of Security Holders
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBITS
EXHIBIT 4.1
EXHIBIT 10.1
EXHIBIT 99.1

EXPLANATORY NOTE
     From time to time, Cypress Semiconductor Corporation (“Cypress”), the holder of a majority of the voting power of the issued and outstanding voting securities of SunPower Corporation (“we,” “us,” “our” or the “Company”), has discussed with representatives of the Company possible transactions that would effect a separation of Cypress’s business from the Company. To consider such possible transactions, we formed a special committee consisting of Mr. Pat Wood III and Ms. Betsy Atkins, who are independent of Cypress.
     In early February 2008, Cypress advised representatives of the Company that it had submitted a request to the IRS for a private ruling with respect to certain tax issues arising under Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”) in connection with a potential spin-off to its stockholders of the shares of our Class B common stock held by Cypress. During February and March 2008, the special committee held a number of meetings with its advisors and our management and in executive session without management present to discuss the nature of Cypress’s private ruling request, the potential timing of any spin-off and its implications for the Company and the holders of its Class A common stock. Among the considerations was the resulting capitalization of the Company, and whether there would be one or two classes of stock outstanding following the spin-off.
     On April 17, 2008, Cypress announced that it received a favorable ruling from the IRS. That ruling provides that, based on the facts and representations submitted by Cypress, no gain or loss would be recognized by Cypress or its stockholders upon the distribution by Cypress, and receipt by its stockholders, of all of Cypress’s shares of our Class B common stock. On July 17, 2008, Cypress announced that its board of directors had authorized its management to proceed with the proposed spin-off by Cypress to its stockholders of the shares of the Company’s Class B common stock held by Cypress (the “spin-off”) with the objective of having the transaction completed by the end of 2008, or sooner if possible.
     In order to effectuate the spin-off, Cypress required that we, among other things,
•	make certain amendments to our certificate of incorporation (the “Certificate”) as described below, and

•	enter into an amendment to the tax sharing agreement, dated as of October 6, 2005, by and between us and Cypress (the “Tax Sharing Agreement”), as described below.
     In connection with these actions, our board of directors, acting on the recommendation of the special committee, also determined to take certain additional actions and enter into certain additional agreements as are described below. We have also filed with the Securities and Exchange Commission (the “SEC”) a Schedule 14C and related information statement (as the same may be amended and supplemented, the “Information Statement”) pertaining to the approval by Cypress, as the holder of a majority of the voting power of our issued and outstanding securities, of the amendments to our Certificate.
Item 1.01. Entry into a Material Definitive Agreement.
     Amended Tax Sharing Agreement
     On August 12, 2008, we and Cypress entered into an Amendment No. 1 to Tax Sharing Agreement (the “Amended Tax Sharing Agreement”) to address certain transactions that may affect the tax treatment of the spin-off and certain other matters. The following summary of the Amended Tax Sharing Agreement is qualified in its entirety by reference to the full text of the Amended Tax Sharing Agreement, a copy of which is being filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
     Under the Amended Tax Sharing Agreement, we are required to provide notice to Cypress of certain transactions that could give rise to our indemnification obligation relating to taxes resulting from the application of Section 355(e) of the Code or similar provision of other applicable law to the spin-off as a result of one or more acquisitions (within the meaning of Section 355(e)) of our stock after the spin-off. An acquisition for these purposes includes any such acquisition attributable to a conversion of any or all of our Class B common stock to Class A common stock or any similar recapitalization transaction or series of related transactions (a “Recapitalization”). We are not required to indemnify Cypress for any taxes which would result solely from (A) issuances and dispositions of our stock prior to the spin-off and (B) any acquisition of our stock by Cypress after the spin-off.
     Under the Amended Tax Sharing Agreement, we also agreed that, for a period of 25 months following the spin-off, we will not (i) effect a Recapitalization or (ii) enter into or facilitate any other transaction resulting in an acquisition (within the meaning of Section 355(e) of the Code) of our stock without first obtaining the written consent of Cypress; provided, we are not required to obtain Cypress’s consent unless such transaction (either alone or when taken together with one or more other transactions entered into or facilitated by us consummated after August 4, 2008 and during the 25-month period following the spin-off) would involve the acquisition for purposes of Section 355(e) of the Code after August 4, 2008 of more than 25% of our outstanding shares of common stock. In addition, the requirement to obtain Cypress’s consent does not apply to (A) any acquisition of our stock that will qualify under Treasury Regulation Section 1.355-7(d)(8) in connection with the performance of services, (B) any acquisition of our stock for which we furnish to Cypress prior to such acquisition an opinion of counsel and supporting documentation, in form and substance reasonably satisfactory to Cypress (a “Tax Opinion”), that such acquisition will qualify under Treasury Regulation Section 1.355-7(d)(9), (C) an acquisition of our stock (other than involving a public offering) for which we furnish to Cypress prior to such acquisition a Tax Opinion to the effect that such acquisition will qualify under the so-called “super safe harbor” contained in Treasury Regulation Section 1.355-7(b)(2) or (D) the adoption by us of a standard stockholder rights plan. We further agreed that we will not (i) effect a

Recapitalization during the 36 month period following the spin-off without first obtaining a Tax Opinion to the effect that such Recapitalization (either alone or when taken together with any other transaction or transactions) will not cause the spin-off to become taxable under Section 355(e), or (ii) seek any private ruling, including any supplemental private ruling, from the IRS with regard to the spin-off, or any transaction having any bearing on the tax treatment of the spin-off, without the prior written consent of Cypress.
     Rights Plan
     Also on August 12, 2008, we entered into a rights agreement (the “Rights Agreement”) with Computershare Trust Company, N.A., as rights agents (the “Rights Agent”). The Rights Agreement will become effective immediately upon the spin-off. The Rights Agreement contains specific features designed to the address the potential for an acquiror or significant investor to take advantage of our capital structure and unfairly discriminate between classes of our common stock. Specifically, the Rights Agreement is designed to address the inequities that could result if an investor, by acquiring 20% or more of the outstanding shares of Class B common stock, were able to gain significant voting influence over our company without making a correspondingly significant economic investment. The following summary of the Rights Agreement is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which is being filed as Exhibit 4.1 hereto, and which is incorporated herein by reference.
     Dividend Declaration; Subsequent Issuances of Rights. Effective immediately upon the proposed spin-off, and conditioned upon the completion of the spin-off, a committee formed by the board of directors will authorize and declare a dividend distribution of one right (each, a “Right”) for each share of either class of our common stock then outstanding. Each share of either class of common stock issued thereafter would also be accompanied by a Right.
     Initial Characteristics of the Rights. Until the distribution date (described below), the Rights would be attached to our common shares, would be represented by the certificates representing the common shares, would not trade separately and would not be exercisable. In effect, the Rights would be completely dormant.
     Distribution Date; Exercisability. The “Distribution Date” would be the earlier to occur of:
     (i) the tenth calendar day following the date of our public announcement (the “Share Acquisition Date”) that a person or group of persons has acquired beneficial ownership of (a) 20% or more of the aggregate outstanding Class A and Class B common stock, or (b) 20% or more of the outstanding Class B common stock (which, as of the date hereof, would represent approximately 18% of the voting power of our aggregate outstanding common stock) (an “Acquiring Person”); and
     (ii) the tenth business day (or such later date as may be specified by the board) following the commencement by any person or group of persons of a tender offer or exchange offer, the consummation of which would result in beneficial ownership by such person or group of (a) 20% or more of the aggregate outstanding Class A and Class B common stock, or (b) 20% or more of the outstanding Class B common stock (which, as of the date hereof, would represent approximately 18% of the voting power of our aggregate outstanding common stock).
     Upon the occurrence of a Distribution Date, the Rights would separate from our common stock, would be represented by separate rights certificates and would become nominally exercisable to purchase, prior to the occurrence of a “flip-in” event or a “flip-over” event, one one-hundredth of a share of a new series of preferred stock of the Company (the “Preferred Shares”). Each Preferred Share issued in respect of Rights attached to a share of Class A common stock would have economic and voting rights generally equal to 100 shares of Class A common stock, and each Right issued in respect of a share of Class B common stock would have economic and voting rights generally equal to 100 shares of Class B common stock. The exercise price payable for one one-hundredth of a Preferred Share upon any exercise of a Right is $450.00 (representing an approximate 595% premium over the closing price of one share of our Class A common stock on Nasdaq on August 11, 2008, the trading day before the rights plan was adopted). Accordingly, we do not intend that it would be economical for a holder to exercise the Rights prior to the occurrence of a “flip-in” event or a “flip-over” event as described below.
     Flip-In Event. The Rights are intended to provide protection against, among other things, potential abuses associated with partial tender offers or creeping accumulations of common stock. If (i) any person or group were to become an Acquiring Person, (ii) an Acquiring Person were to engage in a self-dealing transaction involving us, or (iii) during such time as there is an Acquiring Person, there were any reclassification of our securities, any recapitalization or any other transaction resulting in a disproportionate increase in the Acquiring Person’s ownership of our equity securities, then, and in each such case, from and after the later of the Share Acquisition Date and the Distribution Date, each Right, other than Rights that are or were owned beneficially by an Acquiring Person (which would be void) would become exercisable upon payment of the then-current exercise price of the Right to purchase a number of shares of common stock of the corresponding class having a market value at the time of such flip-in event of two times the exercise price of the Right. The Rights therefore provide protection against, among other things, potential abuses associated with partial tender offers or creeping accumulations of common stock.
     If there were an insufficient number of authorized shares of common stock to permit the full exercise of the Rights upon the occurrence of a flip-in event, we would be required to seek to authorize additional common stock for issuance upon exercise of the Rights. If we were unable to authorize additional common stock, we would be required to deliver the applicable class of common stock (to the extent available) and then cash having an aggregate value equal to the excess of the value of the common stock issuable upon the exercise of the Rights over the exercise price without requiring payment of the exercise price. To the extent that any legal or contractual restrictions would prevent us from paying the full amount of cash payable, we would be required to pay all amounts which were not then restricted on a pro rata basis and to continue to make payments on a pro rata basis as funds became available until the full amount due to each holder of Rights had been paid.

     Flip-Over Event. The Rights are also intended to provide protection against, among other things, potential abuses associated with squeeze-out mergers and similar transactions occurring subsequent to a partial acquisition of the common stock by an Acquiring Person. If, at any time after the Share Acquisition Date:
     (i) we were to merge with and into any other person and we were not the surviving corporation;
     (ii) any person were to merge with or into us and we were the surviving corporation, but the common stock were changed or exchanged; or
     (iii) 50% or more of our assets or earning power were sold or transferred to any other person;
     then, and in each such case, from and after the later of the Share Acquisition Date and the Distribution Date, each Right, other than Rights owned beneficially by an Acquiring Person (which would be void), would become exercisable upon payment of the then-current exercise price of the Right to purchase a number of common shares of such surviving corporation or other person having a market value at the time of such flip-over event of two times the exercise price of the Right.
     Exchange. Our board of directors is entitled to order the exchange of the Rights, in whole or in part, at an exchange ratio of one share of Class A common stock or Class B common stock, as the case may be, per Right (subject to adjustment) at any time after the later of the Distribution Date and the Share Acquisition Date, but prior to the acquisition by any person or group of 50% or more of the then-outstanding common stock. Rights held by any Acquiring Person would be void, and thus would not be exchanged. This exchange provision would simplify the mechanics of the exercise of Rights and would provide additional flexibility to the board following a Share Acquisition Date.
     Redemption. Our board of directors is entitled to redeem the Rights in whole, but not in part, at the nominal price of $0.001 per Right at any time prior to the later of the Share Acquisition Date and the Distribution Date. This redemption provision is designed to provide flexibility to the board in determining whether and when to redeem the Rights, and would permit the board to redeem the Rights in connection with an acquisition that has been approved by the board. Immediately upon the effectiveness of the action of the board electing to redeem the Rights, the Rights would cease to be exercisable and the only right of the holders of Rights would be to receive the redemption price.
     Expiration. The Rights would expire ten years after the record date for distribution of the Rights distributed, unless earlier exchanged or redeemed by our board of directors as described above.
     The Rights Agent currently serves as the Company’s transfer agent with respect to the Class A Common Stock and has been appointed to serve as transfer agent with respect to the Company’s Class B common stock from and after the spin-off. The Rights Agent has also been appointed to serve as the transfer agent with respect to the Preferred Shares, if any, that may be issued under the Rights Agreement.
Item 3.03. Material Modification to Rights of Security Holders.
     The information under the caption “Rights Plan” in “Item 1.01. Entry into a Material Definitive Agreement” above is incorporated herein by reference.
Item 8.01. Other Events.
     On August 12, 2008, our board of directors approved, subject to stockholder approval, an amendment and restatement of our Certificate (as so amended and restated, the “Restated Certificate”). Cypress has informed us that it intends to act by written consent to approve the Restated Certificate. Cypress’ written consent, if given and not revoked or terminated, would become effective after the passage of 20 calendar days from the date the Information Statement is first sent or given to our stockholders. The Restated Certificate will not be effective until filed with the Secretary of State of the State of Delaware. We expect to file the Restated Certificate with the Delaware Secretary of State at least five days prior to the distribution date for the proposed spin-off. Our board of directors may abandon the Restated Certificate at any time prior to its filing, without any further action by our stockholders, however, we have agreed with Cypress that, if Cypress fixes a record and distribution date for the spin-off, we will file the Restated Certificate no later than five days prior to the distribution date. We expect the Restated Certificate to be abandoned if the spin-off does not occur. Cypress is not obligated to effect the spin-off and there can be no assurance that it will occur. The following summary of the amendments to our Certificate to be effected by the Restated Certificate is qualified in its entirety by reference to the full text of the Form of Restated Certificate, a copy of which is being filed as Exhibit 99.1 hereto, and is incorporated herein by reference.
     The amendments to our Certificate to be effected by the Restated Certificate are principally to:
          (i) clarify that, following the spin-off, the shares of our Class B common stock will remain outstanding as a separate class from our Class A shares and will be transferable by holders of Class B common stock as a separate class;
          (ii) eliminate the ability of holders of shares of Class B common stock to voluntarily convert Class B shares into shares of our Class A common stock following the spin-off;
          (iii) restrict the voting power of a holder of more than 15% of our outstanding shares of Class B common stock with respect to the election or removal of directors to 15% of the outstanding shares of Class B common stock. However, if such holder also owns in excess of 15% of our outstanding shares of Class A common stock, then the holder may exercise the voting power of our Class B common stock in excess of 15% to the extent that such holder has an equivalent percentage of outstanding Class A common stock. For example, a holder of 20% of our outstanding Class B common stock, and none of our Class A common stock, would be limited to 15% of the voting power of our outstanding Class B common stock in the election or removal of directors. On the other hand, if this person owned both 20% of our outstanding Class B common stock and 17% of our outstanding Class A common stock, then the person would be able to exercise 17% of the voting power of our outstanding Class B common stock in the election or removal of directors. Any shares of Class B common stock as to which voting power is restricted as described above would automatically be voted in proportion to the shares of Class B common stock held by holders of less than 15% of such stock; and
          (iv) facilitate adoption of a stockholder rights plan by allowing for dividends payable in rights to holders of Class B common stock that, under certain circumstances, entitle such holders to purchase shares of our Class B common stock or rights relating to the Class B common stock and permitting the issuance of shares of Class B common stock upon exercise of such rights. Our Certificate already allows for the issuance of Class A common stock upon the exercise of similar rights relating to our Class A common stock.
     Because the restriction on the voting power of a holder of more than 15% of our Class B shares was not contemplated by the ruling Cypress received from the IRS regarding the spin-off, the effectiveness of this provision is subject to receipt by Cypress of a supplemental ruling from the IRS that the effectiveness of the restriction will not prevent the favorable rulings received by Cypress with respect to certain tax issues arising under Section 355 of the Code in connection with the spin-off from having full force and effect. Cypress has informed us that it intends to submit the supplemental ruling request to the IRS, but there can be no assurance that it will do so or that a favorable ruling will be received.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Description
4.1	Rights Agreement, dated as of August 12, 2008, by and between SunPower Corporation and Computershare Trust Company, N.A., as Rights Agent, including the form of Certificate of Designation of Series A Junior Participating Preferred Stock, the form of Certificate of Designation of Series B Junior Participating Preferred Stock and the forms of Right Certificates, Assignment and Election to Purchase and the Summary of Rights attached thereto as Exhibits A, B, C and D, respectively

10.1	Amendment No. 1 to Tax Sharing Agreement, dated as of August 12, 2008, by and between Cypress Semiconductor Corporation and SunPower Corporation

99.1	Form of Restated Certificate of Incorporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 12, 2008

SunPower Corporation

By:	/s/ Thomas Werner
Name:	Thomas Werner
Title:	Chief Executive Officer

EXHIBITS

Exhibit
Number	Description
4.1	Rights Agreement, dated as of August 12, 2008, by and between SunPower Corporation and Computershare Trust Company, N.A., as Rights Agent, including the form of Certificate of Designation of Series A Junior Participating Preferred Stock, the form of Certificate of Designation of Series B Junior Participating Preferred Stock and the forms of Right Certificates, Assignment and Election to Purchase and the Summary of Rights attached thereto as Exhibits A, B, C and D, respectively

10.1	Amendment No. 1 to Tax Sharing Agreement, dated as of August 12, 2008, by and between Cypress Semiconductor Corporation and SunPower Corporation

99.1	Form of Restated Certificate of Incorporation